UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2010

Commission File No. 001-12575

         UTAH MEDICAL PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

UTAH	87-0342734
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7043 South 300 West
               Midvale, Utah  84047
Address of principal executive offices

Registrant's telephone number:         (801) 566-1200

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 7, 2010 at the annual meeting, shareholders of the Company approved the following matters submitted to them for consideration:

Elected Barbara A. Payne as a director of the Company:
For	2,743,217	Withheld	81,491	Broker Non-Votes	412,898

Ratified the selection of Jones, Simkins P.C. as the Company’s independent public accounting firm for the year ended December 31, 2010:
For	3,203,485	Against	12,725	Abstentions	12,396

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date: 5/11/2010	By: /s/ Kevin L. Cornwell
Kevin L. Cornwell
CEO